                                                                    EXHIBIT 11.1



                          SAFEWAY INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                           AND COMMON SHARE EQUIVALENT
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)



                                                                               12 Weeks Ended
                                                             ---------------------------------------------------
                                                                  June 14, 1997              June 15, 1996
                                                             -----------------------     -----------------------
                                                               Fully                       Fully
                                                              Diluted       Primary       Diluted       Primary
                                                             ---------     ---------     ---------     ---------
Income before extraordinary loss                             $   134.1     $   134.1     $   106.7     $   106.7
Extraordinary loss                                                (4.2)         (4.2)         -            -
                                                             ---------     ---------     ---------     ---------
Net income                                                   $   129.9     $   129.9     $   106.7     $   106.7
                                                             =========     =========     =========     =========


Weighted average common shares outstanding                       232.3         232.3         217.4         217.4
Common share equivalents                                          18.2          17.9          22.5          22.4
                                                             ---------     ---------     ---------     ---------
Weighted average common shares and common
   share equivalents                                             250.5         250.2         239.9         239.8
                                                             =========     =========     =========     =========

Earnings per common share and common share equivalent:

        Income before extraordinary loss                     $     0.54    $     0.54    $     0.44    $     0.44
        Extraordinary loss                                        (0.02)        (0.02)         -             -       -
                                                             ---------     ---------     ---------     ---------
        Net income                                           $     0.52    $     0.52    $     0.44    $     0.44
                                                             ==========    ==========    ==========    ==========


Calculation of common share equivalents:

        Options and warrants to purchase common shares            30.1          30.1          34.2          34.2
        Common shares assumed purchased with potential
             proceeds                                            (11.9)        (12.2)        (11.7)        (11.8)
                                                             ---------     ---------     ---------     ---------
        Common share equivalents                                  18.2          17.9          22.5          22.4
                                                             =========     =========     =========     =========


Calculation of common shares assumed purchased with potential proceeds:

        Potential proceeds from exercise of options and
             warrants to purchase common shares              $   579.9     $   547.7     $   397.0     $   384.0
        Common stock price used under the treasury
             stock method                                    $    48.58    $    45.04    $    33.87    $    32.36
        Common shares assumed purchased with
             potential proceeds                                   11.9          12.2          11.7          11.8


(Continued)



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
                         SAFEWAY INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     AND COMMON SHARE EQUIVALENT (CONTINUED)
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                               24 Weeks Ended
                                                             ---------------------------------------------------
                                                                  June 14, 1997             June 15, 1996
                                                             -----------------------     -----------------------
                                                               Fully                       Fully
                                                              Diluted      Primary        Diluted       Primary
                                                             ---------     ---------     ---------     ---------
Income before extraordinary loss                             $   256.6     $   256.6     $   203.1     $   203.1
Extraordinary loss                                                (4.2)         (4.2)          -             -
                                                             ---------     ---------     ---------     ---------
Net income                                                   $   252.4     $   252.4     $   203.1     $   203.1
                                                             =========     =========     =========     =========


Weighted average common shares outstanding                       226.9         226.9         216.4         216.4
Common share equivalents                                          18.4          18.3          23.1          22.7
                                                             ---------     ---------     ---------     ---------
Weighted average common shares and common
   share equivalents                                             245.3         245.2         239.5         239.1
                                                             =========     =========     =========     =========

Earnings per common share and common share equivalent:

        Income before extraordinary loss                     $    1.05    $     1.05    $     0.85    $     0.85
        Extraordinary loss                                       (0.02)        (0.02)         -             -
                                                             ---------     ---------     ---------     ---------
        Net income                                           $    1.03    $     1.03    $     0.85    $     0.85
                                                             =========     =========     =========     =========


Calculation of common share equivalents:

        Options and warrants to purchase common shares           30.6          30.6          35.0          35.1
        Common shares assumed purchased with potential
             proceeds                                           (12.2)        (12.3)        (11.9)        (12.4)
                                                             --------     ---------     ---------     ---------
        Common share equivalents                                 18.4          18.3          23.1          22.7
                                                             ========     =========     =========     =========


Calculation of common shares assumed purchased with potential proceeds:

        Potential proceeds from exercise of options and
             warrants to purchase common shares              $  592.4     $   569.7     $   403.7     $   364.6
        Common stock price used under the treasury
             stock method                                    $  48.56     $   46.15     $    33.85    $    29.29
        Common shares assumed purchased with
             potential proceeds                                  12.2         12.3           11.9          12.4




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